UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2019

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34903	27-3679414
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan	48152
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 18, 2019, Tower International, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”), for which the Board of Directors solicited proxies. At the Annual Meeting, the stockholders voted on the proposals set forth below, as described in the Company’s definitive proxy materials filed with the SEC on March 21, 2019.

On March 7, 2019, the record date for the Annual Meeting, there were a total of 20,611,937 shares of common stock outstanding and entitled to vote at the Annual Meeting. A total of 18,157,076 shares of common stock were represented in person or by proxy at the Annual Meeting. The proposals voted on and approved by the stockholders at the Annual Meeting were as follows:

Proposal 1: The election of two persons to serve as directors for three year terms. The following is a list of the directors elected at the Annual Meeting with the number of votes For and Against, as well as the number of Abstentions and Broker Non-Votes:

Name	For	Against	Abstentions	Broker Non-Votes
Dev Kapadia	16,741,541	496,644	985	917,906
Mark Malcolm	16,613,845	624,999	326	917,906

Proposal 2: Approval, on a non-binding advisory basis, of the compensation of the Company’s executive officers. This proposal was approved by the following votes:

For: 16,394,962; Against: 838,088; Abstentions: 6,120; and Broker Non-Votes: 917,906.

Proposal 3: The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2019. This proposal was approved by the following votes:

For: 17,807,927, Against: 348,019; Abstentions: 1,130; and Broker Non-Votes: 0.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

By:	/s/Nanette Dudek

Name:	Nanette Dudek
Title:	Vice President Legal Affairs & Compliance and Secretary

Dated: April 22, 2019